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                                                                    Exhibit 23.4



                    (Letterhead of Censere Holdings Limited)

                                Letter of Consent



27th October 2006

The Directors
Jiangsu Linyang Solarfun Co., Ltd.
No. 666, Linyang Road,
Qidong City, Jiangsu Province
China



Dear Sirs,

We consent to the reference to our firm in the "Consolidated Financial Statements" and to the use of our Valuation Report dated 4th August 2006, in the Registration Statement (Form F-1 No.333) and related Prospectus of Solarfun Power Holdings Co., Ltd, dated 27th October 2006.



Yours faithfully
For and on behalf of
Censere Holdings Limited



/s/ Brett Shadbolt
-------------------------
Brett Shadbolt
Managing Director

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